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                                                                    Exhibit 10.9

                         PREFORMED LINE PRODUCTS COMPANY
                         1999 EMPLOYEE STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

PREFORMED LINE PRODUCTS COMPANY (the "Company"), for One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, hereby grants to ____________________________ (the "Holder") the right to purchase, at the option of the Holder, an aggregate of _____ shares of Common Stock, $2 par value, of the Company (the "Shares"), at $_________ per Share, upon the following terms and conditions:

      1. None of the Shares subject hereto may be purchased during the first twelve-month period from and after the date hereof, except as provided in
Section 3. Thereafter, Shares subject hereto may be purchased in the amounts and subject to the vesting schedule set forth below and the provisions of Section 3:

                                VESTING SCHEDULE

      Vesting Date                                     Number of Shares
      ------------                                     ----------------
1 year from date of grant                                     50%
2 years from date of grant                                    25%
3 years from date of grant                                    25%
                                                             ---
                                                             100%

      Subject to the foregoing vesting schedule, this option may be exercised in blocks of 100 or more Shares after ______________________ and prior to a date ten (10) years from the date hereof, but not thereafter, by (i) the giving by the Holder of the Company, at its principal office in Mayfield Village, Ohio, of a written notice of such election, specifying the number of Shares then being purchased, (ii) the payment by the Holder to the Company of the purchase price of the Shares so specified and (iii) the giving by the Holder to the Company of the Holder's written representation that the Shares being purchased are being acquired not with a view to resale or distribution and that such Shares will not be sold or otherwise transferred except in compliance with the Securities Act of 1933 (the "1933 Act") and applicable state securities laws and authorizing the Company to imprint the certificates evidencing such Shares with a legend to that effect; providing that if, either before or after the issuance of this option, a registration is effected under the 1933 Act and applicable state securities laws with respect to the Shares subject to the Company's 1999 Employee Stock Option Plan (the "Plan") which are the subject of this option, then, in that event, any restrictions in this provision (iii) or in any undertaking made pursuant hereto shall become inoperative. Upon receipt of such notice, payment and any required representation, the Company will promptly cause certificates for such number of Shares so purchased to be issued and delivered to the Holder; provided, however, no Shares shall be issued and delivered upon any exercise of this option unless and until, in the opinion of counsel for the Company, any and all applicable federal and state securities laws pertaining to the issuance and delivery of such Shares have been complied with in full.

      2. Payment of the purchase price may be made in cash or in Shares of the Company valued at the closing sales price per Share (or in the event there are not sales then the average of the closing bid and asked price per Share) on the market in which such Shares are traded on the last trading day preceding the date on which the option is exercised.

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      3. This option may not be exercised unless the Holder is at the time of exercise in the employ of the Company and shall have been continuously so employed since the option was granted; provided, however:

      (i) In the event of death of the Holder while in the employ of the Company, the Shares subject to this option shall immediately vest (if any such Shares remain unvested) and this option may be exercised within one year of said death, or within the balance of the period of the option if less than one year, and then only by the executor and administrator of his estate;

      (ii) In the event of disability of the Holder while in the employ of the Company, this option may be exercised within one year of said disability, or within the balance of the period of the option if less than one year, with respect to all vested Shares at the time of such disability; and

      (iii) In the event of the termination of the Holder's employment for any reason other than as specified in (i) above, the Holder may exercise this option within three (3) months next succeeding such termination of employment, or within the balance of the period of this option if less than three (3) months, to the extent that he was entitled to exercise it at the date of such termination.

      4. The rights hereby granted are non-transferable and non-assignable and may be exercised, during his lifetime, only by the Holder (or in the case of the permanent and total disability of the Holder, by his duly authorized legal representative but only if, and to the extent, permitted by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) and, after his death, only by the executor or administrator of the estate of the Holder as and to the extent provided in Paragraphs 1 and 3 hereof.

      5. In the event of any change in the number or kind of outstanding Shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of Shares or any other change in the corporate structure or shares of stock of the Company, then, in each such event, the Company, by action of its Salary Committee (the "Committee"), shall make such adjustment, if any, in the number and kind of Shares subject to this option and in the price per Share to be paid upon such subsequent exercise of this option as shall be necessary to preserve the economic value of the option for the Holder.

      6. This option is granted under and pursuant to the 1999 Employee Stock Option Plan of the Company.

      7. No later than the date as of which an amount first becomes includable in the gross income of the Holder for federal income tax purposes with respect to the option granted hereunder, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may be settled with Shares, including Shares that are part of the option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

      8. The option granted hereunder is intended to be an incentive stock option under the Code. This option shall be construed and exercised consistent with the intention that it be an incentive stock option and its terms may be changed by action of the Committee to the extent necessary to meet the requirements of an incentive stock option and in accordance with the Plan.

      9. The Plan and the option granted hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

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      IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officers as of the _____ day of ______________, 200_.

                                                PREFORMED LINE PRODUCTS COMPANY

                                                By_____________________________

Attest:

________________________________________

The foregoing option is hereby accepted.

________________________________________
              (Signature)